                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A
               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



                       Date of Report:  October 1, 1997

                            COLORADO MEDTECH, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


          Colorado                 0-12471            84-0731006
          --------                 -------            ----------
(State or other jurisdiction   (Commission File     (I.R.S Employer
     of incorporation)              Number)        Identification No.)


                             6175 Longbow Drive
                          Boulder, Colorado 80301
                          -----------------------
       (Address, including zip code, of principal executive offices)


                               (303) 530-2660
                               --------------
                      (Registrant's telephone number,
                            including area code)

                  Item 7.  Financial Statements and Exhibits.
                (a)  Financial statements of business acquired.





            ERBTEC ENGINEERING, INC.

            FINANCIAL STATEMENTS
            AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
            TOGETHER WITH REPORT OF INDEPENDENT
              PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholder of Erbtec Engineering, Inc.:

We have audited the accompanying balance sheet of ERBTEC ENGINEERING, INC. as of September 30, 1997, and the related statement of income, shareholder's equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Erbtec Engineering, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                      ARTHUR ANDERSEN LLP


Denver, Colorado,
 October 28, 1997.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
   Erbtec Engineering, Inc.:

We have audited the accompanying balance sheet of Erbtec Engineering, Inc. (the "Company") as of December 31, 1996, and the related statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Erbtec Engineering, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                      KPMG PEAT MARWICK LLP


Boulder, Colorado
April 4, 1997

                           ERBTEC ENGINEERING, INC.


                                BALANCE SHEETS



                                                        September 30,   December 31,
                                                            1997           1996
                                                      -------------  -------------
CURRENT ASSETS:
 Cash and cash equivalents                            $       8,882   $  1,456,703
 Accounts receivable, less allowance of $25,000
    in 1997 and 1996 for doubtful accounts                2,186,816        785,900
 Notes receivable                                             --             8,583
 Inventories (Note 2)                                     2,210,114      1,863,777
 Prepaid expenses                                            10,257         16,912
                                                      -------------  -------------
       Total current assets                               4,416,069      4,131,875

PROPERTY and EQUIPMENT:
 Airplane                                                    57,450         57,450
 Furniture and fixtures                                      57,850         42,893
 Leasehold improvements                                     193,168        182,843
 Equipment                                                  934,471        911,489
 Computer equipment and software                            463,843        419,666
 Vehicles                                                    41,262         41,262
                                                      -------------  -------------
                                                          1,748,044      1,655,603
 Less accumulated depreciation and amortization          (1,347,640)    (1,235,085)
                                                      -------------  -------------
       Property and equipment, net                          400,404        420,518

OTHER ASSESTS:
 Cash surrender value of life insurance                      99,819         87,743
 Investment (Note 4)                                          2,500          2,500
                                                      -------------  -------------
       Total other assets                                   102,319         90,243
                                                      -------------  -------------
       Total assets                                     $ 4,918,792    $ 4,642,636
                                                      -------------  -------------
                                                      -------------  -------------


                The accompanying notes to financial statements
                 are an integral part of these balance sheets.

                           ERBTEC ENGINEERING, INC.

                                BALANCE SHEETS


                                                          September 30,  December 31,
                                                              1997          1996
                                                          ------------- -------------
LIABILITIES:
 Accounts payable                                           $   312,936   $   181,335
 Accrued payroll and payroll taxes                              248,052       247,469
 Accrued warranty                                                65,000        90,000
 Other accrued liabilities                                       35,742        78,731
                                                          ------------- -------------
       Total liabilities                                        661,730       597,535

COMMITMENTS (Notes 4 and 6)

SHAREHOLDER'S EQUITY:
 Common stock - no par value, 100,000 shares authorized,
   30,000 shares issued and outstanding                          34,871        34,871
 Additional paid-in capital                                     136,939       136,939
 Retained earnings                                            4,085,252     3,873,291
                                                          ------------- -------------
       Total shareholder's equity                             4,257,062     4,045,101
                                                          ------------- -------------
       Total liabilities and shareholder's equity            $4,918,792    $4,642,636
                                                          ------------- -------------
                                                          ------------- -------------



                The accompanying notes to financial statements
                 are an integral part of these balance sheets.

                           ERBTEC ENGINEERING, INC.

                             STATEMENTS OF INCOME

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND

                       THE YEAR ENDED DECEMBER 31, 1996


                                                      1997          1996
                                                 ------------- --------------
NET SALES                                           $9,616,904    $14,565,885

COST OF GOODS SOLD                                   5,807,680      9,685,178
                                                 ------------- --------------
   Gross profit                                      3,809,224      4,880,707

OPERATING EXPENSES:
 Research and development                            1,049,059      1,874,056
 General and administrative                            966,101      1,251,999
 Sales and marketing                                   160,077        169,712
                                                 ------------- --------------
       Total operating expenses                      2,175,237      3,295,767
                                                 ------------- --------------
       Operating income                              1,633,987      1,584,940

OTHER INCOME:
 Interest income                                         9,421          4,807
 Other                                                  31,275         31,566
                                                 ------------- --------------
       Total other income                               40,696         36,373
                                                  ------------ --------------
NET INCOME                                          $1,674,683   $  1,621,313
                                                 ------------- --------------
                                                 ------------- --------------


                The accompanying notes to financial statements
                   are an integral part of these statements.

                           ERBTEC ENGINEERING, INC.


                      STATEMENTS OF SHAREHOLDER'S EQUITY

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND

                       THE YEAR ENDED DECEMBER 31, 1996


                                                        Additional                             Total
                                         Common          Paid-In          Retained         Shareholder's
                                         Stock           Capital          Earnings             Equity
                                       ---------        ----------      -------------      -------------
BALANCES, at December 31, 1995           $34,871          $136,939        $ 3,037,798        $ 3,209,608

 Distribution to shareholder               --               --               (785,820)          (785,820)
 Net income                                --               --              1,621,313          1,621,313
                                       ---------        ----------      -------------      -------------
BALANCES, at December 31, 1996            34,871           136,939          3,873,291          4,045,101

 Distribution to shareholder               --               --             (1,462,722)        (1,462,722)
 Net income                                --               --              1,674,683          1,674,683
                                       ---------        ----------      -------------      -------------
BALANCES, at September 30, 1997          $34,871          $136,939        $ 4,085,252        $ 4,257,062
                                       ---------        ----------      -------------      -------------
                                       ---------        ----------      -------------      -------------


                The accompanying notes to financial statements
                   are an integral part of these statements.

                           ERBTEC ENGINEERING, INC.


                           STATEMENTS OF CASH FLOWS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND

                       THE YEAR ENDED DECEMBER  31, 1996



                                                        1997          1996
                                                    -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                         $ 1,674,683    $1,621,313
 Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                      112,555       126,946
     Change in operating assets and liabilities-
       Accounts receivable, net                      (1,400,916)      282,303
       Inventories                                     (346,337)      (24,826)
       Prepaid expenses                                   6,655        12,501
       Accounts payable                                 131,601       (50,438)
       Accrued payroll and payroll taxes                    583        90,012
       Accrued warranty                                 (25,000)       90,000
       Accrued profit sharing                              -          (65,000)
       Other accrued liabilities                        (42,989)       52,822
                                                  ------------- -------------
       Net cash provided by operating activities        110,835     2,135,633
                                                  ------------- -------------
CASH FLOWS USED BY INVESTING ACTIVITIES:
 Purchases of property and equipment                    (92,441)     (215,546)
 Increase in cash surrender value of insurance          (12,076)      (17,500)
 Notes receivable                                         8,583        (8,583)
                                                  ------------- -------------
       Net cash used by investing activities            (95,934)     (241,629)
                                                  ------------- -------------
CASH FLOWS USED BY FINANCING ACTIVITIES-
 Distributions to shareholder                        (1,462,722)     (785,820)
                                                  ------------- -------------
       Net (decrease) increase in cash and cash
         equivalents                                 (1,447,821)    1,108,184

CASH AND CASH EQUIVALENTS, at beginning of period     1,456,703       348,519
                                                  ------------- -------------
CASH AND CASH EQUIVALENTS, at end of period       $       8,882    $1,456,703
                                                  ------------- -------------
                                                  ------------- -------------


                The accompanying notes to financial statements
                   are an integral part of these statements.

                           ERBTEC ENGINEERING, INC.


                         NOTES TO FINANCIAL STATEMENTS

                   SEPTEMBER  30, 1997 AND DECEMBER 31, 1996



(1)  NATURE OF BUSINESS

Erbtec Engineering, Inc. (the "Company" or "Erbtec") was organized in Colorado in 1979. The Company engages in the development, manufacture and sale of electronic products to OEM system manufacturers in both the United States and Asia. The Company's main products are high field radio frequency amplifiers and cabinetry systems for Magnetic Resonance Imaging (MRI) equipment. The Company also has product offerings in low field radio frequency amplifiers as well as solid state amplifiers.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

     INVENTORIES

Inventories are recorded at the lower of cost (first-in, first-out) or market. The components of inventories are as follows:


                                        September 30,        December 31,
                                             1997                1996
                                        -------------        -------------
   Raw materials                           $1,373,384          $   799,592
   Work in process                            309,980              511,820
   Finished goods                             526,750              552,365
                                        -------------        -------------
                                           $2,210,114           $1,863,777
                                        -------------        -------------
                                        -------------        -------------


     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated over their estimated useful lives (three to ten years) primarily using the straight-line method.

     IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and fair value of the long-lived asset.

     INCOME TAXES

The Company's shareholder elected S corporation status effective May 1, 1989. Earnings and losses after that date are included in the personal income tax returns of the shareholder. Accordingly, the accompanying financial statements do not include a provision for income taxes.

     RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed when incurred.

     REVENUE RECOGNITION

Revenue is recognized when title and risk of ownership transfers to the customer which generally is upon shipment of goods.

     ESTIMATES AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     RECLASSIFICATIONS

Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation.

(3)  DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution 401(k) profit-sharing plan (the "Plan") covering substantially all of its employees. Employees become eligible for participation in the Plan after attaining the age of 21 and after completing six months of service, as defined, with the Company. Under the Plan, employees may contribute up to 10% of their compensation in any Plan year subject to the Internal Revenue Code maximum. Company contributions to the Plan consist of an employer match, which is determined each year by the Board of Directors, and discretionary contributions, if any. For 1997 and 1996, the Company expensed $61,955 and $64,680, respectively, related to the Plan.

(4)  RELATED PARTY TRANSACTIONS

     LEASE

The Company leases its office and manufacturing facility from the sole stockholder under a noncancellable operating lease through November 30, 1998. A five-year renewal option is also available. During 1997, payments under the lease were $12,000 per month and the Company is also responsible for property taxes, insurance, repairs and maintenance.

Effective October 1, 1997, the Company assigned the lease to Colorado MEDtech ("MEDtech") as part of the Asset Purchase Agreement between the Company and MEDtech (see Note 8). In conjunction with the assignment, payments were increased to $12,920 per month, with two optional one-year extensions beginning December 1, 1998. Future minimum lease commitments are as follows:


          Three months ending December 31, 1997         $  38,760
          Year ending December 31, 1998                   142,100
                                                       ----------
                                                        $ 180,860
                                                       ----------
                                                       ----------


Rent expense was $108,000 and $144,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     EMPLOYMENT AGREEMENT

In July 1995, the Company entered into an employment agreement with the Company's Executive Vice President and Chief Operating Officer. The agreement guarantees that one year of salary will be paid in the event of
involuntary termination during the first three years of employment.   In the
event the Company is sold, the agreement guarantees salary continuance for one year after sales date or three years from hire date, whichever is longer.
 MEDtech agreed to assume this agreement as part of the Asset Purchase Agreement (see Note 8).

     SALES TRANSACTION

During 1996 and 1997, Erbtec provided manufacturing services to a company in which Erbtec has a minority equity investment. This investment is recorded under Other Assets on the accompanying balance sheets. During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company recognized revenue related to these services of $226,768 and $207,308, respectively. As of September 30, 1997 and December 31, 1996, the amounts due Erbtec related to these services were $28,450 and $27,788, respectively.

     CONSULTING FEES

The Company paid a director approximately $80,000 in consulting fees in 1997; no such fees were paid in 1996.

(5)  BANK LINE OF CREDIT

During 1997, the Company had a line of credit agreement with a bank, which was terminated on September 29, 1997. The maximum amount available was the lesser of $500,000 or 70% of eligible accounts receivable, as defined. Borrowings under the credit agreement bear interest at the bank's prime rate plus .50% and were secured by inventory, accounts receivable, intangibles and equipment.

(6)  MAJOR CUSTOMER

The Company is dependent upon one customer, the loss of which would have a materially adverse effect on the Company. During the nine months ended September 30, 1997 and the year ended December 31, 1996, this customer accounted for approximately 94% and 98%, respectively, of the Company's sales. Accounts receivable at September 30, 1997 and December 31, 1996 includes $2,123,265 and $756,378 due from this customer, respectively. The Company has an exclusive supplier agreement with this customer which is binding through February 28, 2000 with provisions for a two-year extension. The agreement includes price commitments and technical specifications, but has no quantity commitments.

The Company is in the process of developing new technology related to the production of the cabinetry systems for MRI equipment. This change in technology is being required by the major customer of the Company, which could affect the Company's ability to obtain an extension on the exclusive agreement with this customer. The Company's ability to achieve continued profitability is subject to risks and uncertainties related to the Company's ability to successfully develop these new technological innovations.

The Company is also dependent on one supplier for radio frequency tubes.

(7)  RESEARCH AND DEVELOPMENT ARRANGEMENT

During 1994, the Company entered into an agreement with a customer to provide research, design and development services using certain technologies. The customer paid the Company $60,000 in 1996 for such services. During 1996, the Company expensed approximately $360,000 of inventory related to this arrangement to research and development expense in anticipation of terminating the arrangement. During July 1997, the research and development arrangement was terminated.

(8)  SUBSEQUENT EVENT

Effective October 1, 1997, the Company entered into an Asset Purchase Agreement (the "Agreement") with MEDtech. Under the Agreement, MEDtech purchased substantially all of the Company's operating assets from the Company's sole shareholder and assumed certain commitments of the Company.

                  Item 7.  Financial Statements and Exhibits.
                     (b)  Pro forma financial information.

                            COLORADO MEDTECH, INC.


       PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INTRODUCTION


The following unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of Colorado MEDtech, Inc. (the "Company"). The "Erbtec Acquisition" column in the following unaudited pro forma condensed combined financial statements reflects the historical financial statements of Erbtec Engineering, Inc. ("Erbtec") restated to be consistent with the reporting periods of the Company.

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the Erbtec Acquisition under the terms described in Item 2 of Form 8-K dated October 1, 1997, previously filed by the Company and incorporated herein by reference.

The unaudited pro forma condensed combined financial statements assume that the Erbtec Acquisition occurred as of July 1, 1996 for the unaudited pro forma condensed combined statements of operations and as of September 30, 1997 for the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes to such statements in the June 30, 1997 Annual Report on Form 10-KSB and the September 30, 1997 Quarterly Report on Form 10-Q, both previously filed by the Company; and Erbtec Engineering, Inc. historical financial statements and notes thereto included herein. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the Erbtec Acquisition occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.

The pro forma financial information has been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate by the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

                            COLORADO MEDTECH, INC.


                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           AS OF SEPTEMBER 30, 1997
                                  (Unaudited)


                                             Colorado                           Pro Forma              Colorado
                                           MEDtech, Inc.        Erbtec         Acquisition           MEDtech, Inc.
                                            as Reported      Acquisition       Adjustments             Pro Forma
                                          --------------    --------------    --------------        --------------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                  $  6,339,365       $     8,882       $(5,350,000)(a)      $    998,247
 Short-term investments                        3,413,594            --               --                  3,413,594
 Accounts receivable, net                      7,558,875         2,186,816           --                  9,745,691
 Inventories, net                              3,754,954         2,210,114           --                  5,965,068
 Deferred income taxes and
   other current assets                          925,447            10,257           --                    935,704
                                          --------------    --------------    --------------        --------------
       Total current assets                   21,992,235         4,416,069        (5,350,000)           21,058,304
                                          --------------    --------------    --------------        --------------
EQUIPMENT AND FURNITURE, NET                     911,348           400,404           (27,177)(c)         1,284,575
                                          --------------    --------------    --------------        --------------
GOODWILL, NET                                  1,611,711           -               1,230,772 (e)         2,842,483
                                          --------------    --------------    --------------        --------------
LAND, DEFERRED INCOME TAXES
 AND OTHER ASSETS                                965,560           102,319           (99,819)(c)           968,060
                                          --------------    --------------    --------------        --------------
       Total assets                          $25,480,854      $  4,918,792     $  (4,246,224)          $26,153,422
                                          --------------    --------------    --------------        --------------
                                          --------------    --------------    --------------        --------------


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                           $  2,708,687      $    312,936      $   (312,936)(d)       $ 2,708,687
 Accrued salaries and wages                    1,240,921           248,052          (248,052)(d)         1,240,921
 Accrued product service costs                   389,436            65,000           (65,000)(d)           389,436
 Customer deposits                             3,449,183           --                 --                 3,449,183
 Other accrued expenses                        1,140,418            35,742            51,612 (b)         1,192,030
                                                                                     (35,742)(d)
                                          --------------    --------------    --------------        --------------
       Total current liabilities               8,928,645           661,730          (610,118)            8,980,257
                                          --------------    --------------    --------------        --------------
SHAREHOLDERS' EQUITY
 Current stock                                10,572,472           171,810           620,956 (a)        11,193,428
                                                                                    (171,810)(e)
 Retained earnings                             5,979,737         4,085,252        (4,085,252)(e)         5,979,737
                                          --------------    --------------    --------------        --------------
       Total shareholders' equity             16,552,209         4,257,062        (3,636,106)           17,173,165
                                          --------------    --------------    --------------        --------------
       Total liabilities and
         shareholders' equity                $25,480,854       $ 4,918,792      $ (4,246,224)         $ 26,153,422
                                          --------------    --------------    --------------        --------------
                                          --------------    --------------    --------------        --------------



                            COLORADO MEDTECH, INC.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                                   (Unaudited)



                                       Colorado                               Pro Forma                 Colorado
                                      MEDtech, Inc.        Erbtec            Acquisition              MEDtech, Inc.
                                      as Reported       Acquisition          Adjustments                Pro Forma
                                     --------------    --------------       --------------           --------------
NET SALES AND SERVICES                  $ 7,260,230       $ 3,452,157       $     --                    $10,712,387

COST OF SALES AND SERVICES                4,621,058         2,108,942             --                      6,730,000
                                     --------------    --------------       --------------           --------------
GROSS PROFITS                             2,639,172         1,343,215             --                      3,982,387
                                     --------------    --------------       --------------           --------------
COST AND EXPENSES:
 Marketing and selling                      332,358            51,268             --                        383,626
 Operating, general and
   administrative                         1,380,337           336,310              61,539 (f)             1,691,117
                                                                                  (13,537)(g)
                                                                                  (16,750)(h)
                                                                                  (66,382)(j)
                                                                                    9,600 (k)
 Research and development                    45,624           380,170             --                        425,794
                                     --------------    --------------       --------------           --------------
       Total operating expenses           1,758,319           767,748             (25,530)                2,500,537
                                     --------------    --------------       --------------           --------------

INCOME FROM OPERATIONS                      880,853           575,467              25,530                 1,481,850

OTHER INCOME, NET                           193,856            11,450             (61,539)(j)               143,767
                                     --------------    --------------       --------------           --------------
INCOME BEFORE PROVISION FOR
 INCOME TAXES                             1,074,709           586,917             (36,009)                1,625,617

PROVISION FOR INCOME TAXES                  411,000          --                   210,000 (l)               571,000
                                                                                  (50,000)(l)
                                     --------------    --------------       --------------           --------------
       Net income                      $    663,709      $    586,917        $   (196,009)             $  1,054,617
                                     --------------    --------------       --------------           --------------
                                     --------------    --------------       --------------           --------------

EARNINGS PER SHARE:

 Primary                                                                                                     $  .09 (m)
                                                                                                         ----------
                                                                                                         ----------
 Fully diluted                                                                                               $  .09 (m)
                                                                                                         ----------
                                                                                                         ----------
WEIGHTED AVERAGE COMMON
 AND COMMON EQUIVALENTS
 SHARES OUTSTANDING:

   Primary                                                                                               11,960,107 (m)
                                                                                                        -----------
                                                                                                        -----------
   Fully diluted                                                                                         12,141,282 (m)
                                                                                                        -----------
                                                                                                        -----------


                           COLORADO MEDTECH, INC.


           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED JUNE 30, 1997
                                  (Unaudited)




                                             Colorado                                Pro Forma               Colorado
                                           MEDtech, Inc.         Erbtec              Acquisition           MEDtech, Inc.
                                            as Reported        Acquisition           Adjustments             Pro Forma
                                           --------------     --------------       --------------         --------------
NET SALES AND SERVICES                        $28,243,185        $12,822,248       $     --                  $41,065,433

COST OF SALES AND SERVICES                     18,456,764          8,190,369             --                   26,647,133
                                           --------------     --------------       --------------         --------------
GROSS PROFITS                                   9,786,421          4,631,879             --                   14,418,300
                                           --------------     --------------       --------------         --------------
COST AND EXPENSES:
 Marketing and selling                          1,287,091            204,826             --                    1,491,917
 Operating, general and
   administrative                               4,619,447          1,273,617              246,155  (f)         5,952,705
                                                                                          (36,510) (g)
                                                                                          (67,000) (h)
                                                                                         (121,404) (i)
                                                                                           38,400  (k)
 Research and development                         304,180          1,455,817             --                    1,759,997
                                           --------------     --------------       --------------         --------------
       Total operating expenses                 6,210,718          2,934,260               59,641              9,204,619
                                           --------------     --------------       --------------         --------------

INCOME FROM OPERATIONS                          3,575,703          1,697,619              (59,641)             5,213,681

OTHER INCOME, NET                                 288,914             50,083             (267,500) (j)            71,497
                                           --------------     --------------       --------------         --------------
INCOME BEFORE PROVISION FOR
 INCOME TAXES                                   3,864,617          1,747,702            (327,141)              5,285,178

PROVISION FOR INCOME TAXES                      1,385,000           --                   540,000   (l)         1,385,000
                                                                                        (540,000)  (l)
                                           --------------     --------------       --------------         --------------
       Net income                            $  2,479,617       $  1,747,702        $   (327,141)           $  3,900,178
                                           --------------     --------------       --------------         --------------
                                           --------------     --------------       --------------         --------------


EARNINGS PER SHARE:

 Primary                                                                                                          $  .36 (m)
                                                                                                                 -------
                                                                                                                 -------

 Fully diluted                                                                                                    $  .35 (m)
                                                                                                                 -------
                                                                                                                 -------
WEIGHTED AVERAGE COMMON
 AND COMMON EQUIVALENTS
 SHARES OUTSTANDING:

   Primary                                                                                                    11,402,975 (m)
                                                                                                              -----------
                                                                                                              -----------
   Fully diluted                                                                                              11,402,975 (m)
                                                                                                              -----------
                                                                                                              -----------



                            COLORADO MEDTECH, INC.


        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF SEPTEMBER 30, 1997
                                  (Unaudited)



PRO FORMA BALANCE SHEET

    (a) This entry adjusts assets and shareholders equity for the effect of the purchase price, which consisted of cash and 88,708 shares of the Company's stock valued using quoted market price on the date the asset purchase was completed.


               Cash                $5,350,000
               Common Stock           620,956
                                 ------------
                                   $5,970,956
                                 ------------
                                 ------------


    (b) This entry adjusts for liabilities incurred in connection with the acquisition (legal, audit and other).

    (c) This entry eliminates the assets that were not acquired as part of the acquisition and the depreciation related to these assets.

    (d) This entry eliminates all Erbtec liabilities that were excluded from the Erbtec asset acquisition.

    (e) This entry records goodwill acquired as part of the asset acquisition and eliminates Erbtec's equity at the date of acquisition.

PRO FORMA STATEMENT OF OPERATIONS

    (f) This adjustment reflects the amortization of goodwill using a five year life that would have occurred during the pro forma periods: $246,155 during the year ended June 30, 1997 and $61,539 during the three month period ended September 30, 1997.

    (g) This adjustment eliminates the depreciation and other expenses related to assets that were not acquired as part of the asset acquisition. These expenses totaled $36,510 during the year ended June 30, 1997 and $13,537 for the three months ended September 30, 1997.

    (h) This adjustment reflects the decrease in salary that the president of Erbtec agreed to as part of his new employment agreement. This would reduce the payroll expense by $67,000 for the year ended June 30, 1997 and $16,750 for the three month period ended September 30, 1997.

    (i) This adjustment eliminates the expenses that Erbtec incurred during the last fifteen months associated with selling its business. These expenses would not have been incurred if Erbtec was acquired on July 1, 1996. The decrease in expenses for the year ended June 30, 1997 is $121,404 and the decrease in expenses for the three months ended September 30, 1997 is $66,382.

    (j) This adjustment eliminates the interest income that the Company earned on the $5,350,000 of cash used in the acquisition, $267,500 for the year ended June 30, 1997 and $61,539 for the three month period ended September 30, 1997.

    (k) This entry adjusts for depreciation expense to conform Erbtec's to the Company's depreciation periods. The increase in the expense for the year ended June 30, 1997 is $38,400 and $9,600 for the three month period ended September 30, 1997.

    (l) This entry reflects the provision for income taxes on Erbtec's operating results, net of net operating loss utilization from a net operating loss carry forward that the Company had as of June 30, 1996. The provision for income taxes was reduced $540,000 for the year ended June 30, 1997 and $50,000 for the three months ended September 30, 1997.

    (m) Earnings per share are computed on the basis of the weighted average shares outstanding during each period and dilutive common equivalent shares for stock options and warrants. Included in this calculation are 88,708 shares of the Company's common stock granted as part of the purchase price and 100,000 options, that were granted to the president of Erbtec as part of his employment agreement, with an assumed exercise price which was the fair market value of the Company's common stock on July 1, 1996. For this calculation these shares and options were considered granted on July 1, 1996. Primary and fully diluted earnings per share for the year ended June 30, 1997 and the three month period ended September 30, 1997 are computed under the treasury stock method.

         For the year ended June 30, 1997, net income is increased by approximately $227,000 (primary) and $99,000 (fully diluted) of interest income, net of income taxes, from the investment of proceeds from assumed exercise of options/warrants in excess of proceeds used to repurchase outstanding shares. No such adjustment is required for the three months ended September 30, 1997.

                    Item 7.  Financial Statements and Exhibits
                       (c)   Exhibits
                        See Index to Exhibits

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated, this 9th day of December, 1997



                                        COLORADO MEDTECH, INC.


                                        By:  /s/  BRUCE L. ARFMANN
                                           -----------------------
                                           Bruce L. Arfmann
                                           Chief Financial Officer

                                        INDEX TO EXHIBITS


Exhibit                                                                                Sequential
Number    Description                                                                   Page No.
-------   -----------                                                                  ----------
2.1*      Asset Purchase Agreement by and among Colorado MEDtech,
           Inc., Erbtec Engineering, Inc. and Lee Erb, dated October 1, 1997.
3.1       Articles of Incorporation; Complete Copy, as Amended. (A)
3.2       Bylaws, as Amended. (B)
4.2       Specimen of Common Stock Certificate. (C)
23.1      Consent of Arthur Andersen LLP
23.2      Consent of KPMG Peat Marwick LLP


*         Previously Filed

(A) Filed as an exhibit to the Company's Current Report on Form 8-K, dated May 14, 1993.
(B)       Filed with Registration Statement (No. 2-83841-D) on Form S-18 on
          May 17, 1993, with amendment field as exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1984.
(C)       Filed with Registration Statement (No. 2-834841-D) on Form S-18 on
           May 17, 1983.